UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)

(603) 595-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2006, Presstek, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with William C. Keller in connection with Mr. Keller’s appointment as Senior Vice President, Operations. The Employment Agreement will have an initial term of three years, and Mr. Keller’s annual salary will be $240,000. Mr. Keller’s annual incentive bonus opportunities will be up to 40% of salary for target performance. Shortly after the commencement of his employment with the Company, Mr. Keller will receive a signing bonus of $25,000. In addition, Mr. Keller will be entitled to the use of a company car or a car allowance.

On the first date of his employment with the Company (scheduled to be August 14, 2006), Mr. Keller will be granted options to purchase 33,333 shares of the Company’s Common Stock at a price per share equal to the closing price of the stock on the date of grant. On the first anniversary of his employment, Mr. Keller will be granted options to purchase 33,333 shares of the Company’s Common Stock at a price per share equal to the closing price of the stock on the date of grant. On the second anniversary of his employment, Mr. Keller will be granted options to purchase 33,334 shares of the Company’s Common Stock at a price per share equal to the closing price of the stock on the date of grant. As set out in the table below, each grant is to vest in one-third increments over the three years following each respective grant, provided Mr. Keller remains employed by the Company, with one-third vesting one year from the date of grant, one third vesting two years from the date of grant, and the final third vesting three years from the date of grant. Each of these grants is subject to the terms and conditions of the Company’s 2003 Stock Option and Incentive Plan.

Vesting Schedule
	Grant I: 33,333 options	Grant II: 33,333 options	Grant III: 33,334 options
	Grant Date (August 14, 2006)	Grant Date (August 14, 2007)	Grant Date (August 14, 2008)
August 14, 2007	11,111
August 14, 2008	11,111	11,111
August 14, 2009	11,111	11,111	11,111
August 14, 2010		11,111	11,111
August 14, 2011			11,112

If Mr. Keller terminates his employment other than for “good reason”, or if Mr. Keller is terminated for cause, he is to receive no further compensation or benefits from the Company, except as may be required by law. If Mr. Keller's employment is terminated other than for cause and is in connection with a “change of control” (as defined in the Employment Agreement), then Mr. Keller is to receive a one-time severance payment equal to two times the average of his annual compensation. Should the Board terminate Mr. Keller's employment other than for “cause” (as defined in the Employment Agreement) or if Mr. Keller terminates his employment for “good reason” (as defined in the Employment Agreement), then Mr. Keller is to receive severance payments equal to his then current salary for one year.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Employment Agreement dated July 27, 2006 between Presstek, Inc. and William C. Keller. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: July 27, 2006	/s/ Moosa E. Moosa
Moosa E. Moosa Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement dated July 27, 2006 between Presstek, Inc. and William C. Keller. Filed herewith.